Exhibit 99.1

For:	DECKERS OUTDOOR CORPORATION

Company Contact:	Scott Ash Chief Financial Officer (805) 967-7611

Investor Relations:	Integrated Corporate Relations, Inc. Chad A. Jacobs/Brendon Frey (203) 682-8200
DECKERS OUTDOOR CORPORATION TO PRESENT AT THE EIGHTH ANNUAL ICR
XCHANGE CONFERENCE
— Company Expects to Exceed High-End of Previous Fourth Quarter Guidance —
— Confirms Previous 2006 Guidance —
GOLETA, Calif. (January 11, 2006) — Deckers Outdoor Corporation (NASDAQ: DECK) today announced that the Company will make a presentation at the Eighth Annual ICR XChange Conference at The Ritz-Carlton in Naples, Florida. The presentation is scheduled for Thursday, January 12, 2006 at 10:40 a.m. Eastern Time. The presentation will be simultaneously broadcast on the Internet and will be available at www.deckers.com and www.icr-online.com/conference/x8/default.html.
Deckers also stated that based on the continued strong demand for its UGG product line and the solid retail sell-through, it now expects to exceed the high-end of both its previously announced net sales guidance range of $72 to $75 million and its diluted earnings per share guidance range of $0.60 to $0.64 for the fourth quarter of fiscal 2005. Deckers also stated that it remains comfortable with its previous guidance for fiscal 2006 of net sales of $255 to $265 million and diluted earnings per share of $2.00 to $2.15.
Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear, developed for both high performance outdoor activities and everyday casual lifestyle use. The Company’s products are offered under the Teva, Simple and UGG brand names.
*All statements in this press release that are not historical facts are forward-looking statements, including the Company’s expectation for continued strong demand for its UGG product line and the solid retail sell-through as well as the Company’s estimates and guidance regarding net sales and diluted earnings per share results for the fourth quarter of fiscal 2005 and for fiscal 2006. These forward-looking statements are inherently uncertain and are based on the Company’s expectations as of today, January 11, 2006. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Among the factors which could affect our financial condition and results of operations are the following: our ability to anticipate fashion trends; whether the UGG brand will continue to grow at the rate it has experienced in the recent past; possible shortages in top grade sheepskin or interruption in the supply of other materials, which could interrupt product manufacturing and increase product costs; the risk that our licensees will perform under their licenses; the risk that we are unable to accurately forecast consumer demand; the sensitivity of the footwear industry to changes in general economic conditions; whether we are successful in continuing to implement our growth strategy; the success of our customers; our ability to protect our intellectual property; our ability to develop and patent new technologies as our existing patents expire; the difficulty of matching inventory to future customer demand; the risk that counterfeiting can harm our sales or our brand image; our dependence on independent manufacturers to supply our products; the availability of products, which can affect our ability to fulfill our customers’ orders; the risk that raw materials do not meet our specifications or that the prices of raw materials may increase, which would potentially cause a high return rate, a loss of sales or a reduction in our gross margins; risks of international commerce resulting from our reliance on manufacturers outside the U.S.; the risk that our manufacturers, suppliers or licensees might fail to conform to labor laws or to our ethical standards; the need to secure sufficient and affordable sources of raw materials; our ability to find suitable licensing partners to expand our business; the challenge of managing our brands for growth; currency risk; delays and unexpected costs that can result from customs regulations; the sensitivity of our sales, particularly of the Teva® and UGG® brands, to seasonal and weather factors; our reliance on independent distributors in international markets; legal compliance challenges and political and economic risk in our international markets; the potential impact and expenses of litigation; the effect of consolidations and restructurings on our customers in the footwear industry; intense competition within the footwear industry; and the threat that terrorism could disrupt commerce in the U.S. and abroad. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company intends to continue its practice of not updating projections until its next quarterly results announcement. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in its Annual Re port on Form 10-K for fiscal year 2004, the subsequent Quarterly Reports on Form 10-Q or this news release.